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                   FOUNDATION HEALTH SYSTEMS, INC.
                   EARNINGS PER SHARE COMPUTATION
                  UTILIZING THE TREASURY STOCK METHOD
                            EXHIBIT 11.1
                  (IN THOUSANDS, EXCEPT SHARE DATA)
                            (UNAUDITED)



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                                                                            QUARTER ENDED JUNE 30,   SIX MONTHS ENDED JUNE 30,
                                                                         -------------------------   -------------------------
                                                                              1997          1996        1997         1996
                                                                         -----------   -----------   -----------  -----------
PRIMARY

Shares outstanding at beginning of period                                125,398,828   124,392,021   125,207,484  123,096,685

Weighted average shares issued (repurchased) during period                   (92,607)      278,860        94,207      809,624

Dilutive shares contingently issuable upon exercise of stock options, net of shares assumed to have been purchased (at average market price)
for treasury with assumed proceeds from exercise                             477,451       710,840       439,068      829,831
                                                                         -----------   -----------   -----------  -----------
Weighted average shares outstanding (A)                                  125,783,672   125,381,721   125,740,759  124,736,140
                                                                         -----------   -----------   -----------  -----------
                                                                         -----------   -----------   -----------  -----------
Income (loss) from continuing operations (B)                             $  (200,124)  $    60,188   $  (141,647) $   125,855
Income from discontinued operations (C)                                           -          6,300            -         2,910
                                                                         -----------   -----------   -----------  -----------
Net income (loss) (D)                                                    $  (200,124)  $    66,488   $  (141,647) $   128,765
                                                                         -----------   -----------   -----------  -----------
                                                                         -----------   -----------   -----------  -----------
Earnings (loss) per share:
     Continuing operations (B/A)                                         $     (1.59)  $      0.48   $     (1.13) $      1.01
     Discontinued operations (C/A)                                              -              .05          -             .02
                                                                         -----------   -----------   -----------  -----------
Net earnings (D/A)                                                       $     (1.59)  $      0.53   $     (1.13) $      1.03
                                                                         -----------   -----------   -----------  -----------
                                                                         -----------   -----------   -----------  -----------


FULLY DILUTED

Shares outstanding at beginning of period                                125,398,828   124,392,021   125,207,484  123,096,685

Weighted average shares issued (repurchased) during period                   (92,607)      278,860        94,207      809,624

Dilutive shares contingently issuable upon exercise of stock options, net of shares assumed to have been purchased (at average market price)
for treasury with assumed proceeds from exercise                             585,764       711,418       593,784      834,783
                                                                         -----------   -----------   -----------  -----------
Weighted average shares outstanding (A)                                  125,891,985   125,382,299   125,895,475  124,741,092
                                                                         -----------   -----------   -----------  -----------
                                                                         -----------   -----------   -----------  -----------
Income (loss) from continuing operations (B)                            $   (200,124)    $  60,188   $  (141,647) $  125,855

Income from discontinued operations (C)                                            -         6,300             -       2,910
                                                                         -----------   -----------   -----------  -----------
Net income (loss) (D)                                                   $   (200,124)    $  66,488   $  (141,647) $  128,765
                                                                         -----------   -----------   -----------  -----------
                                                                         -----------   -----------   -----------  -----------
Earnings (loss) per share:
     Continuing operations (B/A)                                        $      (1.59)      $  0.48      $  (1.13)    $  1.01
     Discontinued operations (C/A)                                                 -          0.05             -        0.02
                                                                         -----------   -----------   -----------  -----------
Net earnings (D/A)                                                      $      (1.59)      $  0.53      $  (1.13)    $  1.03
                                                                         -----------   -----------   -----------  -----------
                                                                         -----------   -----------   -----------  -----------

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